Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Bruce VanHorn, President and Chief Executive Officer and Jane Gilkerson, Chief Financial Officer of Poage Bankshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2016 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2017	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer

Date: March 27, 2017	/s/ Jane Gilkerson
Jane Gilkerson,
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.